CURRENT REPORT OF MATERIAL EVENTS OR CORPORATE CHANGES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2007

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On February 23, 2007, Level 3 announced that, as part of its previously announced consent solicitation relating to Level 3 Financing, Inc.’s 12.25% Senior Notes due 2013 (the “12.25% Notes”), as of 5:00 p.m., New York City time, on February 23, 2007 (the “Requisite Consent Time”), Level 3 had received valid consents from the holders of substantially all of the outstanding 12.25% Notes (the “Requisite Consents”) to amend the indenture relating to the 12.25% Notes to provide that, on a one-time basis at any time between February 23, 2007 and September 30, 2007, Level 3 may incur debt that is permitted based upon a multiple of cash flow available for fixed charges on a “pro forma” basis giving effect to any acquisition, merger or consolidation that was completed prior to February 1, 2007 (the “Amendment”). The Amendment provides for the calculation of the ability to incur this type of debt in a manner that is consistent with such calculation under the indentures of Level 3 Financing governing its 9.25% Senior Notes due 2013, Floating Rate Senior Notes due 2015 and 8.75% Senior Notes due 2017 other than with respect to the one-time nature of the adjustment and the limitation with respect to transactions that had been completed prior to February 1, 2007. As of the Requisite Consent Time, holders of 12.25% Notes representing approximately 99.8% of the aggregate principal amount of the outstanding 12.25% Notes had consented to the Amendment.

A press release relating to that announcement is attached hereto as Exhibit 99.1.

In connection with the consent solicitation and the Amendment, on February 23, 2007, Level 3 Financing, Inc. entered into a Supplemental Indenture supplementing the Indenture, dated as of March 14, 2006, among Level 3, as Guarantor, Level 3 Financing, Inc., as Issuer, and The Bank of New York, as Trustee, relating to the 12.25% Notes. The Supplemental Indenture was entered into among Level 3, Level 3 Financing, Inc., Level 3 Communications, LLC, Broadwing Financial Services, Inc. and The Bank of New York, as Trustee.

The Supplemental Indenture is filed as Exhibit 4.1 to this Current Report and is incorporated herein by reference as if set forth in full.

This report is not an offer to purchase, a solicitation of an offer to purchase, or a solicitation of an offer to sell securities with respect to the 12.25% Notes. The consent solicitation may only be made pursuant to the terms of the consent solicitation statement relating to the consent solicitation and the related letter of consent.

Item 9.01.	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

None

(b)	Pro Forma Financial Information

None

(c)	Shell Company Transactions

None

(d)	Exhibits

4.1	Supplemental Indenture, dated as of February 23, 2007, among Level 3 Financing, Inc., Level 3 Communications, Inc., Level 3 Communications, LLC, Broadwing Financial Services, Inc. and The Bank of New York, as Trustee, supplementing the Indenture dated as of March 14, 2006, among Level 3 Financing, Inc., as Issuer, Level 3 Communications, Inc., as Guarantor, and The Bank of New York as Trustee, relating to Level 3 Financing, Inc.’s 12.25% Senior Notes due 2013.

99.1	Press Release dated February 26, 2007, relating to the receipt of requisite consents in Level 3’s consent solicitation relating to Level 3 Financing, Inc.’s 12.25% Senior Notes due 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: February 26, 2007